UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2008

IMAGE ENTERTAINMENT, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-11071	84-0685613
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20525 Nordhoff Street, Suite 200, Chatsworth, California	91311
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 407-9100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

The disclosure responsive to this Item 1.01 is incorporated herein by reference from Item 5.02 of this Report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2008, the Company entered into employment agreements (collectively, the “Employment Agreements”) with Mr. David Borshell, President of the Company, Mr. Jeff Framer, Chief Financial Officer of the Company, Mr. Bill Bromiley, Chief Acquisitions Officer of the Company, and Mr. Derek Eiberg, Executive Vice President, Operations and Chief Technology Officer of the Company. The term of these Employment Agreements was set to expire on March 31, 2009. In addition, these Employments Agreements contained a provision for notice of renewal to be given by December 31, 2008. For more information on the terms of the Employment Agreements, see the Company’s Current Report on Form 8-K dated as of April 7, 2008, and filed with the Securities and Exchange Commission (“SEC”) on April 10, 2008.

On December 22, 2008, the Company’s Board of Directors approved amendments to each of the Employment Agreements (collectively, the “Amendments”). Considering the upcoming deadline for notice of renewal and the pending merger transaction, each Amendment extends the term of the respective Employment Agreement for 90 days from March 31, 2009 to June 29, 2009, and the notice of renewal, if any, to be given by March 31, 2009. Except for such extension, no other terms of such Employment Agreements were modified pursuant to the Amendments. A copy of each of the Amendments is attached to this Report as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and incorporated herein by reference.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the Amendments, which are attached as exhibits hereto, and are incorporated into this Item 5.02 by reference.

Item 8.01.	Other Events.

On December 23, 2008, the Company received a letter from the Listing Qualifications Department of The NASDAQ Stock Market indicating that the Company had met the minimum market value of publicly held shares of $15 million as required under the NASDAQ Marketplace Rule 4450(b)(3). The full text of the letter from NASDAQ is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.

Previously on August 4, 2008, the Company had received a letter from the Listing Qualifications Department of The NASDAQ Stock Market indicating that for the last 30 consecutive trading days, the Company’s publicly held shares had not maintained a minimum market value of $15 million as required under NASDAQ Marketplace Rule 4450(b)(3).

Important Legal Information

In connection with the Company’s proposed merger with Nyx Acquisitions, Inc., the Company has filed a preliminary proxy statement with the SEC dated December 24, 2008. This proxy statement is only a preliminary version of the definitive document, however, and should not be relied upon until such time as the definitive proxy statement is filed with the SEC. Before making any voting or investment decision, investors and security holders of Image Entertainment are urged to carefully read the entire proxy statement, when it becomes available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to the stockholders of Image Entertainment in connection with the proposed merger. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Image Entertainment at the SEC’s web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Image Entertainment by directing such request to Image Entertainment, Inc., 20525 Nordhoff Street, Suite 200, Chatsworth, CA 91311, Attention: Michael Bayer, Corporate Secretary, telephone: (818) 407-9100.

The Company, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed merger. Information about the interests of the Company’s participants in the solicitation is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be included in the definitive proxy statement relating to the proposed merger when it becomes available.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

10.1	Amendment to Employment Letter Agreement, dated as of December 22, 2008, between Image and David Borshell.

10.2	Amendment to Employment Letter Agreement, dated as of December 22, 2008, between Image and Jeff M. Framer.

10.3	Amendment to Employment Letter Agreement, dated as of December 22, 2008, between Image and Bill Bromiley.

10.4	Amendment to Employment Letter Agreement, dated as of December 22, 2008, between Image and Derek Eiberg.

99.1	NASDAQ Letter dated December 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Dated: December 29, 2008	By:	/s/ JEFF M. FRAMER

		Name: Title:	Jeff M. Framer Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Amendment to Employment Letter Agreement, dated as of December 22, 2008, between Image and David Borshell.

10.2	Amendment to Employment Letter Agreement, dated as of December 22, 2008, between Image and Jeff M. Framer.

10.3	Amendment to Employment Letter Agreement, dated as of December 22, 2008, between Image and Bill Bromiley.

10.4	Amendment to Employment Letter Agreement, dated as of December 22, 2008, between Image and Derek Eiberg.

99.1	NASDAQ Letter dated December 23, 2008